Exhibit 10.12.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT, dated as of March 20, 2008, by and between Principal Financial Group, Inc., a Delaware corporation (together with all successors thereto “PFGI”), Principal Financial Securities, Inc., an Iowa corporation, and Principal Life Insurance Company, an Iowa corporation (together with all successors thereto “Life”) (each of the foregoing referred to individually as a “Company” or, collectively, as “Companies”) and J. Barry Griswell (“Executive”), is to that certain Employment Agreement dated as of April 1, 2004, by and between Companies and Executive (as supplemented to date, the “Agreement”).

WHEREAS, Executive plans to retire from employment with Companies on December 31, 2008 (“Executive’s Retirement Date”), and

WHEREAS, in contemplation of and preparation for Executive’s upcoming Retirement, prior to Executive’s Retirement Date, some of Executive’s duties shall be transferred to other personnel of Companies.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Companies and Executive hereby agree as follows:

1.     Effective May 1, 2008, notwithstanding anything to the contrary set forth in Section 2.1 of the Agreement, Executive’s position with each of PFGI and Life shall be Chairman.

2.     Executive’s Employment Period under the Agreement shall end on Executive’s Retirement Date.  Executive and PFGI waive all rights with respect to receipt of written notice as provided in Section 3.1 of the Agreement (but expressly do not waive any rights or requirements under or in connection with Section 6.5 of the Agreement).

3.     Notwithstanding Executive’s Retirement, PFGI shall use commercially reasonable efforts to cause Executive to continue as a board member of PFGI through completion of Executive’s current term on such board, which expires May, 2009.

4.     The provisions of Section 5.1 of the Agreement shall continue in force for two (2) years from Executive’s Retirement Date.

5.     Notwithstanding anything to the contrary set forth in Section 7.4 of the Agreement, all work product of Executive’s relating to his book initially titled The Savvy Quotient shall be the property of Executive.

6.     It is expressly understood and agreed that nothing herein or contemplated hereby constitutes or shall constitute “Good Reason” under the Agreement or shall constitute a termination of any kind except a Termination for Retirement under the Agreement.

Except as otherwise set forth herein, the terms and provisions of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

PRINCIPAL FINANCIAL GROUP, INC.

By:	/s/ William T. Kerr

Its:	Chairman, Human Resources Committee of the
Board of Directors

PRINCIPAL LIFE INSURANCE COMPANY

By:	/s/ William T. Kerr

Its:	Chairman, Human Resources Committee of the
Board of Directors

PRINCIPAL FINANCIAL SERVICES, INC.

By:	/s/ William T. Kerr

Its:	Chairman, Human Resources Committee of the
Board of Directors

J. Barry Griswell

/s/ J. Barry Griswell